Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-172256) pertaining to the 2006 Stock Acquisition and Option Plan for Key Employees of Nielsen Holdings and its Subsidiaries and Nielsen Holdings 2010 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-176940) pertaining to the The Nielsen Company 401(k) Savings Plan and The Nielsen Company Savings Plan,
(3)	Registration Statement (Form S-8 No. 333-188601) pertaining to the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-191458) pertaining to the Arbitron Inc. 2008 Equity Compensation Plan, and
(5)	Registration Statement (Form S-3 No. 333-180192) of Nielsen Holdings N.V.;

of our reports dated February 20, 2015, with respect to the consolidated financial statements and schedules of Nielsen N.V. and the effectiveness of internal control over financial reporting of Nielsen N.V. included in this Annual Report (Form 10-K) of Nielsen N.V. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

New York, New York
February 20, 2015